UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 4, 2013

NorthStar Healthcare Income, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 333-170802	No. 27-3663988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 18th Floor New York, New York	10022
(Address of Principal Executive offices)	(Zip Code)

(212) 547-2600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Second Amended and Restated Distribution Support Agreement

On February 4, 2013, NorthStar Healthcare Income, Inc. (the “Company”) entered into a Second Amended and Restated Distribution Support Agreement (the “Distribution Support Agreement”) by and between the Company and the NorthStar Realty Finance Corp. (the “Sponsor”), pursuant to which the Sponsor’s maximum commitment to purchase shares under the agreement has been modified to include any purchases made by the Sponsor and its subsidiaries to satisfy the Minimum Offering Amount (as defined below in Item 7.01).

Amended and Restated Long Term Incentive Plan

On February 4, 2013, the Company adopted an Amended and Restated Long Term Incentive Plan (the “Incentive Plan”), which, among other things, lowers the maximum number of shares of the Company’s common stock that may be issued upon the exercise or grant of awards made under the Incentive Plan from 10% to 5% of the shares outstanding as of the grant date.  In addition the Company adopted an Amended and Restated Independent Directors Compensation Plan, a sub-plan of the Incentive Plan (the “Independent Directors Plan”) to address the changes made to the Incentive Plan.

The foregoing summaries of the Distribution Support Agreement, the Incentive Plan and the Independent Directors Plan do not purport to be complete descriptions thereof and are qualified in their entirety by reference to the copies of the Distribution Support Agreement and the Incentive Plan which are filed as exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

Item 7.01.  Regulation FD Disclosure

Modification of Minimum Offering Requirement For Continuous Public Offering

On February 4, 2013, the board of directors of the Company determined that it was advisable and in the best interests of the Company to modify the minimum offering requirement in the Company’s continuous public offering (the “Offering”) of up to $1,100,000,000 in shares of its common stock (the “Shares”) such that the minimum offering amount of $2,000,000 (the “Minimum Offering Amount”) may be raised from any combination of proceeds from the sale of shares in the Offering, including shares purchased by the Sponsor or one of its affiliates, but excluding the $200,000 in shares purchased by an affiliate of the Sponsor in connection with the Company’s initial capitalization. The Sponsor has informed us that it or one of its affiliates intends to purchase $2,000,000 in shares of our common stock in this offering at $9.00 per share (reflecting that no selling commissions or dealer manager fees will be paid).

Additionally, in connection with the purchase of Shares in the Offering by the Sponsor or one of its affiliates, the Sponsor has informed us that neither the Sponsor nor its affiliate intends to sell any Shares acquired that enable the Company to satisfy the Minimum Offering Amount to any person or entity, other than to a subsidiary, parent company or company under common control with the Sponsor, for so long as the Company is externally managed and advised by NorthStar Healthcare Income Advisor, LLC, or another affiliate of the Sponsor.

Safe Harbor Statement

Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words like “anticipate,” “believe,” “plan,” “hope,” “goal,” “expect,” “future,” “intend,” “will,” “could” and “should” and similar expressions.  These statements are based on the Company’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; the Company can give no assurance that its expectations will be attained.  Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results.  Variations of assumptions and results may be material.  Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the ability of the Sponsor or one of its affiliates to complete the purchase of $2,000,000 in Shares in the Offering, the Sponsor’s ability to perform under the terms of the Distribution Support Agreement, the Company’s ability to effect its business plan following the release of funds from escrow, changes in economic conditions generally and the real estate and debt markets specifically, availability of capital, ability to achieve targeted returns, generally accepted accounting principles and policies and rules applicable to REITs. Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Registration Statement on Form S-11 (File No. 333-170802) and its other filings with the Securities and Exchange Commission.  Such forward-looking statements speak only as of the date of this Current Report on Form 8-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Item 9.01                   Financial Statements and Exhibits.

(d)         Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Second Amended and Restated Distribution Support Agreement, dated as of February 4, 2013, by and between NorthStar Realty Finance Corp and NorthStar Healthcare Income, Inc.

10.2	NorthStar Healthcare Income, Inc. Amended and Restated Long Term Incentive Plan

10.3	NorthStar Healthcare Income, Inc. Amended and Restated Independent Directors Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: February 4, 2013	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary